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Exhibit 23: Consent of Certified Public Accountants


We consent to the use of our reports, dated April 28, 2002, in Form 10-Q Filing of the Peoples Financial Corporation.



/s/ Piltz, Williams, Larosa & CO.

PILTZ, WILLIAMS, LAROSA & CO.
Biloxi, Mississippi
May 10, 2002